Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kyle Guse, certify that:

1. I have reviewed this Amended Filing of Atossa Genetics Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 5, 2015

/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary
(Principal financial and accounting officer)